Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY ANNOUNCES TENDER OFFER AND CONSENT

SOLICITATION FOR ITS 6.95% SENIOR NOTES DUE 2007,

TENDER OFFER FOR ITS 4.75% CONVERTIBLE SENIOR NOTES DUE 2023,

EXCHANGE OFFER FOR ITS 2.25% CONVERTIBLE SENIOR NOTES DUE

2024, AND PROPOSED PRIVATE OFFERING OF

$725.0 MILLION OF SENIOR NOTES

Richmond, Virginia, November 22, 2005 - Massey Energy Company (NYSE:MEE) announced today that it has commenced a cash tender offer for any and all of its outstanding $220.1 million in aggregate principal amount of 6.95% Senior Notes due 2007 and a cash tender offer for any and all of its outstanding $132.0 million in aggregate principal amount of 4.75% Convertible Senior Notes due 2023. In addition, Massey announced today that it has commenced an exchange offer for any and all of its outstanding $175.0 million in aggregate principal amount of 2.25% Convertible Senior Notes due 2024.

Massey also announced that, as a part of its current refinancing efforts, it proposes to make a private offering of $725.0 million in aggregate principal amount of senior notes. Massey intends to use the proceeds of the proposed offering to fund the purchase of the 6.95% Notes in connection with the 6.95% Notes tender offer, the redemption of any of the 6.95% Notes that are not tendered in the 6.95% Notes tender offer, the purchase of the 4.75% Convertible Notes in connection with the 4.75% Convertible Notes tender offer, the cash payment related to the exchange offer for the 2.25% Convertible Notes and for general corporate purposes.

Massey expects to record debt extinguishment losses related to these transactions in the fourth quarter of 2005. Based on the share price of Massey as of the close of business on November 21, 2005 these losses are estimated to be approximately $204 million ($201 million after-tax). This estimate assumes 100% participation on the tender offers and the exchange offer. The exact amount of the charge will depend on the final amount paid by Massey in these transactions, which will largely be determined by the weighted average price of Massey’s common stock from December 5, 2005 through December 20, 2005.

6.95% Senior Notes

Under the terms of the 6.95% Notes tender offer, Massey is offering to purchase the outstanding 6.95% Notes for a total consideration, per each $1,000 principal amount of the 6.95% Notes, equal to the sum of the present value of $1,000 on the date of purchase (such amount shall equal the amount payable on the 6.95% Notes on March 1, 2007 (the “Maturity Date”)), the present value of the interest that would be payable on, or accrue from, the last interest payment date until the Maturity Date (such present value calculated as set forth in Massey’s offer to purchase for the 6.95% Notes), minus accrued and unpaid interest from the last interest payment date to, but not including, the date of purchase. Holders who validly tender and do not withdraw on or prior to 5:00 p.m., New York City time, on December 6, 2005 (the “Consent Date”), will receive the total consideration. Holders who validly tender after the Consent Date and do not withdraw on or prior to the 6.95% Notes tender offer expiration date will receive the tender consideration which equals the total consideration minus the consent payment of $15.00 per $1,000 principal amount of the 6.95% Notes.

The 6.95% Notes tender offer will expire at midnight, New York City time, on December 20, 2005, unless extended or earlier terminated. Payments of the total consideration for the 6.95% Notes validly tendered and not withdrawn on or prior to the Consent Date and accepted for purchase will be made promptly after the 6.95% Notes tender offer expiration date. Payments of the tender consideration for the 6.95% Notes validly tendered after the Consent Date and on or prior to the 6.95% Notes tender offer expiration date and accepted for purchase will also be made promptly after the 6.95% Notes tender offer expiration date.

In connection with the 6.95% Notes tender offer, Massey is soliciting the consents of the holders of the 6.95% Notes to a proposed amendment to the indenture governing the 6.95% Notes. The primary purpose of the solicitation and proposed amendment is to reduce the minimum required notice period contained in the optional redemption provisions of the indenture from 30 days to three days. If the 6.95% Notes tender offer is completed and Massey receives the consent of the holders of a majority in aggregate principal amount of the 6.95% Notes to the proposed amendment to the indenture governing the 6.95% Notes, Massey intends to redeem any 6.95% Notes that remain outstanding after completion of the 6.95% Notes tender offer in accordance with the terms of the amended indenture. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 6.95% Notes.

The consummation of the 6.95% Notes tender offer is conditioned upon, among other things, the receipt of gross proceeds of $725.0 million from a private offering by Massey of new senior notes and the consent of the holders of a majority in aggregate principal amount of the 6.95% Notes to the proposed amendment to the indenture governing the 6.95% Notes. The 6.95% Notes tender offer is also subject to customary closing conditions. If any of the conditions are not satisfied, Massey is not obligated to accept for payment, purchase or pay for, or may delay the acceptance for payment of, any tendered 6.95% Notes, and may terminate the 6.95% Notes tender offer. Full details of the terms and conditions of the 6.95% Notes tender offer are included in Massey’s offer to purchase and consent solicitation, dated November 22, 2005.

4.75% Convertible Senior Notes

Under the terms of the 4.75% Convertible Notes tender offer, Massey is offering to purchase the outstanding 4.75% Convertible Notes for a payment that will be fixed after 5:00 p.m., New York City time, on December 20, 2005, on the basis of the pricing formula set forth in Massey’s offer to purchase for the 4.75% Convertible Notes, dated November 22, 2005, and announced prior to the opening of trading on December 21, 2005. The purchase price will be subject to a maximum of $2,738.65 and a minimum of $1,449.33 per $1,000 principal amount of 4.75% Convertible Notes, plus accrued and unpaid interest through, but excluding, the date of purchase.

The 4.75% Convertible Notes tender offer will expire at 5:00 p.m., New York City time, on December 22, 2005, unless extended or earlier terminated. Payments of the tender consideration for the 4.75% Convertible Notes validly tendered and not withdrawn on or prior to the 4.75% Convertible Notes tender offer expiration date and accepted for purchase will be made promptly after the 4.75% Convertible Notes tender offer expiration date.

The consummation of the 4.75% Convertible Notes tender offer is conditioned upon, among other things, the receipt of gross proceeds of $725.0 million from a private offering by Massey of new senior notes and the consummation of the 2.25% Convertible Notes exchange offer at a level such that at least 80% of the outstanding principal amount of the 2.25% Convertible Notes elect to participate in such exchange offer. The 4.75% Convertible Notes tender offer is also subject to customary closing conditions. If any of the conditions are not satisfied, Massey is not obligated to accept for payment, purchase or pay for, or may delay the acceptance for payment of, any tendered 4.75% Convertible Notes, and may terminate the 4.75% Convertible Notes tender offer. Full details of the terms and conditions of the 4.75% Convertible Notes tender offer are included in Massey’s offer to purchase, dated November 22, 2005.

2.25% Convertible Senior Notes

Under the terms of the 2.25% Convertible Notes exchange offer, Massey is offering to exchange shares of its common stock and a cash payment for the outstanding 2.25% Convertible Notes. The number of shares of Massey common stock to be exchanged for each $1,000 in aggregate principal amount of 2.25% Convertible Notes will be 29.7619. In addition, for each $1,000 in aggregate principal amount of 2.25% Convertible Notes, holders will also receive $230.00 and accrued and unpaid interest through, but excluding, the date of exchange, in cash.

The 2.25% Convertible Notes exchange offer will expire at 5:00 p.m., New York City time, on December 22, 2005, unless extended or earlier terminated. The exchange of shares of Massey common stock and cash for the 2.25% Convertible Notes validly tendered and not withdrawn on or prior to the exchange offer expiration date and accepted for exchange will be completed promptly after the 2.25% Convertible Notes exchange offer expiration date.

The consummation of the 2.25% Convertible Notes exchange offer is conditioned upon, among other things, the receipt of gross proceeds of $725.0 million from a private offering by Massey of new senior notes. The 2.25% Convertible Notes exchange offer is also subject to customary closing conditions. If any of the conditions are not satisfied, Massey is not obligated to accept for exchange, or may delay the acceptance for exchange of, any tendered 2.25% Convertible Notes, and may terminate the 2.25% Convertible Notes exchange offer. Full details of the terms and conditions of the exchange offer are included in Massey’s offer to exchange, dated November 22, 2005.

UBS Investment Bank will act as Dealer Manager for the tender offers for the 6.95% Notes and the 4.75% Notes. Questions regarding the tender offers may be directed to UBS Investment Bank at 888-722-9555 ext. 4210 (toll free) or at 203-719-4210. Global Bondholder Services Corporation will act as the Exchange Agent for the exchange offer for the 2.25% Notes. Questions regarding the exchange offer may be directed to Global Bondholder Services Corporation at 866-924-2200 (toll free) or at 212-430-3774. Requests for documents related to the tender offers and exchange offer may be directed to Global Bondholder Services Corporation, the Information Agent for the tender offers and the exchange offer, at 866-924-2200 (toll free) or at 212-430-3774.

This press release is not an offer to purchase or an offer to exchange or a solicitation of acceptance of the offers to purchase or offer to exchange, which may be made only pursuant to the terms of the applicable offer to purchase or offer to exchange and related letters of transmittal.

The securities to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s future production capabilities; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2004, which was filed on March 16, 2005, and subsequently filed interim reports. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, http://www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward- looking statements. For further information, please call Katharine W. Kenny, Vice President of Investor Relations (804-788-1824) or contact the Company via its website at http://www.masseyenergyco.com, Investor Relations.

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